As filed with the Securities and Exchange Commission on May 7, 2003

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                          HONEYWELL INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                          22-264058
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                   ----------

                                101 Columbia Road
                                  P.O. Box 4000
                        Morristown, New Jersey 07962-2497
                                 (973) 455-2000
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------

  2003 Stock Incentive Plan of Honeywell International Inc. and its Affiliates

                           (Full Titles of the Plans)

                                   ----------

                             Thomas F. Larkins, Esq.
         Vice President, Corporate Secretary and Deputy General Counsel
                                101 Columbia Road
                                  P.O. Box 4000
                        Morristown, New Jersey 07962-2497
                                 (973) 455-2000

 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

                                 With Copies To:

                            Robert M. Chilstrom, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Time Square
                            New York, New York 10036
                                 (212) 735-3000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                  Proposed Maximum    Proposed Maximum      Amount of
       Title of Securities         Amount to be    Offering Price    Aggregate Offering    Registration
        to be Registered            Registered        Per Share            Price               Fee
=======================================================================================================
Common stock, par value $1.00
per share: Shares available for
future grants under the 2003        24,907,657         $23.89         $595,043,925.73     $48,139.05(1)
Stock Incentive Plan of
Honeywell International Inc. and
its Affiliates

=======================================================================================================
Total                               24,907,657         $23.89         $595,043,925.73     $48,139.05
=======================================================================================================

(1) The estimated exercise price of $23.89 per share was computed in accordance with Rule 457(c) under the Securities Act by averaging the high and low sales prices of Honeywell International Inc. common stock as reported by the New York Stock Exchange Composite Tape on May 2, 2003.

================================================================================

                                EXPLANATORY NOTE

     Honeywell International Inc. ("Honeywell" or the "Company") has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register shares of its common stock, par value $1.00 per share (the "Common Stock"), issuable pursuant to the 2003 Stock Incentive Plan of Honeywell International Inc. and its Affiliates (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The Company will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. The Company does not need to file these documents with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Honeywell International Inc., a Delaware corporation, pursuant to the Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed pursuant to the Exchange Act on March 6, 2003;

     (b) The Company's Current Reports on Form 8-K, filed pursuant to the Exchange Act on January 30, 2003, January 31, 2003 and April 17, 2003; and

     (c) The Company's Registration Statement on Form 8-B filed with the Commission on August 16, 1985 pursuant to the Exchange Act.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the common stock offered hereby will be passed upon for us by Gail E. Lehman, Assistant General Counsel, Securities and Finance, of Honeywell. As of May 5, 2003, Ms. Lehman beneficially owned 2,043 shares of Honeywell common stock, and had 27,460 options to acquire additional shares of Honeywell common stock granted under option plans of Honeywell.

Item 6. Indemnification of Directors and Officers.

     Delaware law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, shareowner vote, agreement, or otherwise.

     Delaware law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duly of loyalty to the corporation or its shareowners, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Under Article ELEVENTH of Honeywell's Restated Certificate of Incorporation, each person who is or was a director or officer of Honeywell, and each director or officer of Honeywell who serves or served any other enterprise or organization at the request of Honeywell, shall be indemnified by Honeywell to the full extent permitted by Delaware law.

     Under Delaware law, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of Honeywell, or serves or served any other enterprise or organization at the request of Honeywell, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of Honeywell, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell except that if such person is adjudged to be liable in such suit to Honeywell, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

     In addition, Honeywell maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Honeywell pursuant to Honeywell's Restated Certificate of Incorporation, Delaware law, or otherwise, Honeywell has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and it therefore unenforceable.

Item 7. Exemption from Registration Claimed.

     The securities that are to be reoffered or resold pursuant to this registration statement were issued to employees of the registrant pursuant to employee benefit plans maintained by the registrant in transactions that were exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereto and/or Rule 701 thereunder.

Item 8. Exhibits.

Exhibit No.   Description of Exhibit
-----------   ----------------------

3.1 Honeywell's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to our Form 8-K filed on December 3,
              1999).

3.2 Honeywell's By-laws, as amended (incorporated by reference to Exhibit 3 (ii) to our Form 10-Q for the quarter ended September 30, 2001).

4.1 Form of certificate representing shares of Common Stock (incorporated by reference to our Registration Statement on Form 8-B filed on August 16, 1985 (Registration No. 333-30548).

5.1 Opinion of Gail E. Lehman, Esq., with respect to the legality of the securities being registered hereby.+

10.1 2003 Stock Incentive Plan of Honeywell International Inc. and its Affiliates (incorporated by reference to Exhibit A to our Definitive Proxy Statement on Schedule 14A filed on March 17,
              2003).

23.1          Consent of PricewaterhouseCoopers LLP.+

23.2 Consent of Gail E. Lehman, Esq. is contained in her opinion filed as Exhibit 5.1 to this registration statement.+

24.1          Powers of Attorney.+

----------
+    Filed herewith.

Item 9. Undertakings.

(1) The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set froth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 7th day of May, 2003.

                                        Honeywell International Inc.


                                        By: /s/ James V. Gelly
                                            ------------------------------------
                                            James V. Gelly
                                            Treasurer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 7th day of May, 2003.

            Name                              Title                     Date
            ----                              -----                     ----


              *                Chairman of the Board of Directors and   May 7, 2003
----------------------------   Chief Executive Officer (Principal
David M. Cote                  Executive Officer)


              *                Director                                 May 7, 2003
----------------------------
Hans W. Becherer


              *                Director                                 May 7, 2003
----------------------------
Gordon M. Bethune


              *                Director                                 May 7, 2003
----------------------------
Marshall N. Carter


              *                Director                                 May 7, 2003
----------------------------
Jaime Chico Pardo


              *                Director                                 May 7, 2003
----------------------------
Ann M. Fudge


              *                Director                                 May 7, 2003
----------------------------
James J. Howard


              *                Director                                 May 7, 2003
----------------------------
Bruce Karatz


              *                Director                                 May 7, 2003
----------------------------
Robert P. Luciano



              *                Director                                 May 7, 2003
----------------------------
Michael W. Wright


              *                Director                                 May 7, 2003
----------------------------
Russell E. Palmer


              *                Director                                 May 7, 2003
----------------------------
Ivan G. Seidenberg


              *                Director                                 May 7, 2003
----------------------------
John R. Stafford


 /s/ John J. Tus               Vice President and Controller            May 7, 2003
----------------------------   (Principal Accounting Officer)
John J. Tus


* By: /s/ Thomas F. Larkins                                             May 7, 2003
      ----------------------
      Thomas F. Larkins,
       Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No.   Description of Exhibit
-----------   ----------------------

3.1 Honeywell's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to our Form 8-K filed on December 3,
              1999).

3.2 Honeywell's By-laws, as amended (incorporated by reference to Exhibit 3 (ii) to our Form 10-Q for the quarter ended September 30, 2001).

4.1 Form of certificate representing shares of Common Stock (incorporated by reference to our Registration Statement on Form 8-B filed on August 16, 1985 (Registration No. 333-30548)).

5.1 Opinion of Gail E. Lehman, Esq., with respect to the legality of the securities being registered hereby.+

10.1 2003 Stock Incentive Plan of Honeywell International Inc. and its Affiliates (incorporated by reference to Exhibit A to our Definitive Proxy Statement on Schedule 14A filed on March 17,
              2003).

23.1          Consent of PricewaterhouseCoopers LLP.+

23.2 Consent of Gail E. Lehman, Esq. is contained in her opinion filed as Exhibit 5.1 to this registration statement.+

24.1          Powers of Attorney.+

----------
+    Filed herewith.